UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2026

ONEMEDNET CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40386	86-2076743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-918-7189

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC

Redeemable Warrants, each lot of 10 warrants is exercisable for one share of Common Stock at an exercise price of $115.00 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to the Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2026, as approved by the stockholders of OneMedNet Corporation (the “Company”) on September 18, 2026, the Company filed a Certificate of Amendment (the “Amendment”) to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.0001 par value per share (the “Common Stock”), to be effective as of 12:01 a.m. Eastern Time on September 29, 2026 (the “Effective Time”). The Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

At the Effective Time, every 10 shares of issued and outstanding Common Stock will be automatically combined and reclassified into one issued and outstanding share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split does not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock. Proportionate adjustments will be made to all outstanding equity awards, warrants or convertible securities. The Reverse Stock Split will proportionately adjust the number of shares available under the Company’s equity incentive plans and the exercise price and number of shares underlying outstanding restricted stock units, warrants, and other equity awards, in each case in accordance with their terms.

The Reverse Split will reduce the number of shares of outstanding Common Stock from approximately 60,125,902 shares, the number of shares outstanding as of September 27, 2026, to approximately 6,012,591 shares of Common Stock. The Reverse Stock Split will also proportionately adjust the number of shares available under the Company’s equity incentive plans and the exercise price and number of shares underlying outstanding restricted stock units, warrants, and other equity instruments, in each case in accordance with their terms.

Following the Reverse Stock Split, the shares of Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “ONMD”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 68270C 202.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 25, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of OneMedNet Corporation.
99.1	Press Release dated September 25, 2026.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneMedNet CORPORATION

Date: September 29, 2026	By:	/s/ Aaron Green
	Name:	Aaron Green
	Title:	Chief Executive Officer